Nu-Med Plus

Corporate
455 East 500 South
Suite 205
Salt Lake City, UT 84111
801.746.3570 Phone
801.355.7126 Fax

Lab
1266 South 1380 West
Orem, UT 84058

www.Nu-MedPlus.com

JULY 1, 2014

Dear Shareholder,

We are pleased to share some exciting updates with you. These are key events in the advancement of our company toward creating a strong and solid company with a progressive future.

We have completed our prototype Nitric Oxide clinical unit and it is ready for demonstration with our proprietary powder. This is a significant accomplishment to enable our company to move forward into development of our next product. NU-MED PLUS also has filed for a patent on the gas delivery system on our clinical unit.

Our next project is moving quickly, our Portable Rechargeable Nitric Oxide system is in the last stages of testing and we have also begun work to complete the enclosure design of the new unit. Upon completion of this unit we will file the applicable patents.

Furthermore, we are proud to announce the appointment of Dr. Brett Earl to our Medical Advisory Board. Dr. Earl brings with him an extensive medical background which will benefit our company's future ventures.

NU-MED PLUS, Inc. remains dedicated to take steps in the future to continue to develop shareholder value by additional product development, future patent filings and working to establish a stable trading market when our shares begin trading in a well-timed manner in 2014.

Feel free to email me or contact me with any questions.

Best regards,

Jeffrey L. Robins
President
NU-MED PLUS, Inc.
PH: 801-746-3570
Email:jeff@nu-medplus.com

This shareholder letter and accompanying documents may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, our ability to successfully centralize and consolidate various support functions, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.